Exhibit 99.1

ATC Contact: Brad Singer

Chief Financial Officer and Treasurer

Telephone: (617) 375-7500

American Tower Announces Postponement of Earnings Release

and Conference Call and Reports Updated 2005 Full Year Outlook

Boston, Massachusetts – March 8, 2005 – American Tower Corporation (NYSE: AMT) announced today that it will postpone its 2004 earnings release and conference call originally scheduled for March 9, 2005, in order to allow additional time to complete the year-end audit of the Company’s financial statements. The postponement relates to the Company’s previously announced restatement of its historical financial statements to correct the Company’s accounting practices for ground leases and related depreciation.

The Company also reported updated 2005 full year outlook, including the estimated impact of the accounting correction. The Company plans to complete and file its Form 10-K and release fourth quarter and full year 2004 results no later than March 31, 2005 pursuant to an available 15-day extension under Rule 12b-25. The Company will issue a press release announcing the specific date and time of the rescheduled fourth quarter earnings release and conference call upon completion of its year-end audit.

Lease-Related Accounting Adjustments and Restatement

As discussed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2005, the Company will be restating its historical financial statements for periods ending on or prior to September 30, 2004, to correct the periods used to calculate depreciation expense and straight-line rent expense relating to certain of its tower assets and underlying ground leases. The primary effect of this accounting correction will be to accelerate to earlier periods non-cash rent expense and depreciation and amortization expense with respect to certain of the Company’s tower sites, resulting in an increase in non-cash expenses compared to what has previously been reported. The restatement will not affect the Company’s historical or future cash flows provided by operating activities

2005 Full Year Outlook

The Company’s 2005 full year outlook for each of its operating segments is provided on page 3 of this press release. The 2005 outlook incorporates the estimated impact of increases in non-cash rental and management expense and depreciation expense due to the lease-related accounting adjustments and restatement described above.

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American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. American Tower operates approximately 15,000 sites in the United States, Mexico, and Brazil, including approximately 300 broadcast tower sites. For more information about American Tower Corporation, please visit our website www.americantower.com.

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, our full year 2005 Outlook, planned future capital expenditures, and statements regarding the Company’s change in accounting practice and the expected impact of the change. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results; (2) our substantial leverage and debt service obligations may adversely affect our operating results; (3) restrictive covenants in our loan agreement and indentures could adversely affect our business by further limiting our flexibility; (4) our participation or inability to participate in tower industry consolidation could involve certain risks; (5) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, our revenue and our ability to generate positive cash flows could be adversely affected; (6) due to the long-term expectations of revenue from tenant leases, we are dependent on the creditworthiness of our tenants; (7) our foreign operations are subject to expropriation risk, governmental regulation, funds inaccessibility, and foreign exchange exposure; (8) a substantial portion of our revenues is derived from a small number of customers; (9) new technologies could make our tower antenna leasing services less desirable to potential tenants and result in decreasing revenues; (10) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; and (11) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information under the caption entitled “Factors That May Affect Future Results” in our Form 10-Q for the quarter ended September 30, 2004, which we incorporate herein by reference. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

American Tower Corporation Financial Summary

March 8, 2005

(In millions, except per share data)

2005 FULL YEAR OUTLOOK

The following estimates reflect the Company’s current expectations with respect to the impact of the Company’s correction of its accounting for ground leases and related depreciation and the pending restatement of its historical financial statements. The following amounts and estimates are preliminary and subject to adjustment pending completion of the Company’s review and completion of its year-end audit.

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of March 8, 2005. Company outlook is based on assumptions about the number of new builds constructed, tenant lease-up and the timing of tower closings. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

“Segment operating profit” is defined as segment revenues less segment operating expenses before depreciation, amortization and accretion, corporate general administrative and development expense, and impairments, net loss on sale of long-lived assets and restructuring expense. Segment operating profit for rental and management includes interest income, TV Azteca, net.

“Adjusted EBITDA” is defined as income from operations before depreciation, amortization and accretion and impairments, net loss on sale of long-lived assets and restructuring expense, plus interest income, TV Azteca, net.

	2005 Outlook Ranges
Rental and management revenue	$728	to	$744
Estimated revision for non-cash straight-line ground rent expense	9	to	11
Rental and management segment operating profit	503	to	513
(Includes interest income, TV Azteca, net)

Services revenue	12	to	15
Services segment operating profit	4	to	4

Total revenue	740	to	759
Total segment operating profit	507	to	517

Corporate and development expense	25	to	26

Adjusted EBITDA	482	to	491

Total interest expense	(225)	to	(215)

Loss from continuing operations (1)	(82)	to	(66)

Basic and diluted net loss per common share from continuing operations	(0.36)	to	(0.29)

Payments for purchase of property and equipment and construction activities	55	to	65

Non-cash interest expense included in total interest expense above:
Accretion of 12.25% senior subordinated notes due 2008	$35	to	$35
Amortization of deferred financing fees and warrant discount	18	to	18

Total non-cash interest expense	$53	to	$53

RECONCILIATION OF OUTLOOK TO GAAP MEASURES (2)

The reconciliation of loss from continuing operations to Adjusted EBITDA is as follows:
	2005 Outlook Ranges
Loss from continuing operations	$(82)	to	$(66)
Interest expense	225	to	215
Other, including interest income, loss on retirement of long-term obligations, loss on equity method investments and other expense, depreciation, amortization and accretion and income tax benefit	339	to	342

Adjusted EBITDA	$482	to	$491

(1)	The loss from continuing operations includes a $15 million loss from retirement of long-term obligations as a result of our debt repurchases through March 8, 2005.

(2)	We have not reconciled our EBITDA outlook to net loss because we do not provide guidance for loss from discontinued operations, net, which is the reconciling item between loss from continuing operations and net loss.